SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )

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CARRINGTON LABORATORIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARRINGTON LABORATORIES, INC.
2001 Walnut Hill Lane
Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 17, 2007

NOTICE is hereby given that the annual meeting of shareholders of CARRINGTON LABORATORIES, INC. (the "Company") will be held on May 17, 2007, at 8:30 a.m., local time, at the Las Colinas Country Club, 4900 North O'Connor Boulevard, Irving, Texas 75062, for the following purposes:
(1)	to elect one person to serve as a director of the Company for a term expiring at the annual meeting of shareholders in 2010;
(2)

to consider and vote upon a proposal to amend the Company's 2004 Stock Option Plan to increase the aggregate number of shares of Common Stock issuable under the plan from 500,000 to 2,000,000, and to increase the aggregate number of shares of Common Stock for which options may be granted to an employee during a calendar year from 50,000 to 300,000; and

(3)	to transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 19, 2007, are entitled to notice of and to vote at the meeting or any adjournment thereof. A record of the Company's activities during 2006 and financial statements for the fiscal year ended December 31, 2006, are contained in the accompanying 2006 Annual Report.

You are urged, whether or not you plan to attend the meeting in person, to mark, sign and date the enclosed proxy and return it promptly in the accompanying envelope. If you do attend the meeting in person, you may withdraw your proxy and vote in person. The prompt return of proxies will assure the representation of sufficient shares to take the actions described above and save the Company the expense of further solicitation.
By Order of the Board of Directors

/s/ George DeMott
George DeMott
Chairman of the Board

Irving, Texas
April 27, 2007

CARRINGTON LABORATORIES, INC.
2001 Walnut Hill Lane
Irving, Texas 75038
(972) 518-1300

PROXY STATEMENT

For Annual Meeting of Shareholders
To Be Held On May 17, 2007

This Proxy Statement is furnished to the shareholders of Carrington Laboratories, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on May 17, 2007. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company prior to the meeting and not revoked. A proxy may be revoked at any time before it is voted by giving written notice or a duly executed proxy bearing a later date to the President of the Company, or by voting in person at the meeting.

The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to shareholders is April 27, 2007.

OUTSTANDING CAPITAL STOCK

The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting is March 19, 2007 (the "Record Date"). At the close of business on the Record Date, the Company had 10,895,761 shares of Common Stock, $.01 par value ("Common Stock"), issued and outstanding and entitled to vote at the meeting.

ACTION TO BE TAKEN AT THE MEETING

Shares of Common Stock represented by a validly executed proxy in the accompanying form, unless the shareholder otherwise specifies in the proxy, will be voted for the election of the person named as nominee under the caption "Election of Directors" as director of the Company and for the proposal to amend the Company's 2004 Stock Option Plan.

Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting or any adjournment thereof, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business to be presented for consideration at the meeting.

QUORUM AND VOTING

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in such holder's name on the Record Date.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of March 19, 2007, unless otherwise indicated, with respect to the shareholders known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock of the Company, based on the information available to the Company on such date. Except as otherwise indicated, each shareholder named in the table has sole voting and investment power with respect to all shares indicated as being beneficially owned by such shareholder.
Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class (1)

James F. Fitzgerald, Sr. 839 Harding Street Janesville, WI 53545	1,391,200(2)	12.8%

Marilyn C. Fitzgerald 839 Harding Street Janesville, WI 53545	1,391,200(3)	12.8%

Thomas J. Marquez c/o Carrington Laboratories, Inc. 2001 Walnut Hill Lane Irving, Texas 75038	973,408(4)	8.9%

John L. Strauss 3409 Hanover Street Dallas, TX 75225	664,167(5)	6.1%

Sam Wilson, Jr. 3617 Caruth Blvd. Dallas, TX 75225	811,681(6)	7.4%

(1)	Calculated based upon an aggregate of 10,895,761 shares outstanding as of March 19, 2007.

(2)

Based on a report on Schedule 13G by James F. Fitzgerald, Sr. filed with the Securities and Exchange Commission on February 14, 2007. Includes 1,000,000 shares issuable upon the exercise of immediately exercisable warrants. Mr. Fitzgerald is deemed to have shared voting and dispositive power in his position as co-trustee of the Fitzgerald Trust dated March 8, 1994 over all 1,391,200 shares.

(3)

Based on a report on Schedule 13G by Marilyn C. Fitzgerald filed with the Securities and Exchange Commission on February 14, 2007. Includes 1,000,000 shares issuable upon the exercise of immediately exercisable warrants. Ms. Fitzgerald is deemed to have shared voting and dispositive power in her position as co-trustee of the Fitzgerald Trust dated March 8, 1994 over all 1,391,200 shares.

(4)

Includes 39,300 shares held in a trust controlled by Mr. Marquez, 8,468 shares owned by his wife and 177,600 shares that he has the right to acquire pursuant to options exercisable within 60 days after March 19, 2007.

(5)

Based on a report on Form 5 by John L. Strauss filed with the Securities and Exchange Commission on January 25, 2007. Includes 23,000 shares held by trusts, and 641,167 shares owned directly by Mr. Strauss.

(6)

Based on a report on Schedule 13G Amendment No. 1 by Sam Wilson, Jr. filed with the Securities and Exchange Commission on February 13, 2007. Includes 420,000 shares issuable upon exercise of immediately exercisable warrants. Mr. Wilson has sole voting and dispositive power over 464,481 shares and is deemed to have shared voting and dispositive power over 347,200 shares.

The Company knows of no arrangements the operation of which may at a subsequent date result in a change of control of the Company.

REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. The nominees who receive a plurality of the votes cast by shareholders present or represented by proxy at the annual meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) or other limited proxies will have no effect on the election of directors.

The Company's Bylaws provide that the vote required to approve matters other than the election of directors is the affirmative vote of the holders of a majority of the shares entitled to vote on the matter and voted for or against the matter at the meeting. The shares represented by a broker non-vote (or other limited proxy) or shares that abstain will not have voted for or against the matter and therefore will not be considered a part of the voting power present with respect to such proposals. Thus, the effect of such non-votes and abstentions with respect to any of such proposals will be to reduce the number of affirmative votes required to approve the proposal and the number of negative votes required to block such approval.

ELECTION OF DIRECTORS

The Company's Bylaws provide that the Company's operations will be governed by the Board of Directors, which is elected by the shareholders. The Company's Board of Directors is divided into three classes with staggered three-year terms. All directors of one class hold their positions until the annual meeting of shareholders at which the terms of the directors in such class expire and their respective successors are elected and qualified, or until their earlier death, resignation, disqualification or removal from office. The Company's Bylaws provide that the number of directors shall not be less than five nor greater than nine, and the exact number of directors that shall constitute the Board of Directors shall be fixed from time to time by resolution of the Board.

At the meeting, one director will be elected. Mr. Selvi Vescovi has decided not to stand for re-election, creating a vacancy on the Board. The Board Governance and Nominating Committee is seeking an appropriate candidate to replace Mr. Vescovi. All duly submitted and unrevoked proxies will be voted for the nominee selected by the Board of Directors, except where authorization to so vote is withheld.

The Board of Directors has nominated Thomas J. Marquez for election as director at the annual meeting, to serve a three-year term expiring at the annual meeting of shareholders in 2010. Mr. Marquez is currently a director of the Company, with a term expiring at the 2007 annual meeting, and he has consented to serve as a director if elected. If Mr. Marquez should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board of Directors as a replacement. The Board of Directors has no reason to believe that Mr. Marquez will be unable or unwilling to serve.

The other five directors of the Company have been elected to terms that do not expire at the 2007 annual meeting. Ronald R. Blanck, D.O., R. Dale Bowerman and Edwin Meese, III, are currently serving terms expiring in 2008 and George DeMott and Carlton E. Turner, Ph.D., D.Sc. are currently serving terms expiring in 2009.

Information as of March 19, 2007 about the directors of the Company who will continue their terms as directors and the current nominee, is set forth in the following paragraphs.

R. DALE BOWERMAN, 67, has served as a director of the Company since January 1990. Mr. Bowerman was President and Chief Executive Officer of Southwest Health Alliances, LLC from May 1994 until his retirement in October 1997. From 1973 to April 1994, he was Chief Financial Officer of High Plains Baptist Health Systems, a nonprofit hospital system.

GEORGE DEMOTT, 74, has served as a director of the Company since May 1990 and Chairman of the Board since April 1995. He has been an independent business consultant since 1987. From 1963 to 1987, Mr. DeMott held various positions with Wyeth, formerly American Home Products Corporation, a worldwide marketer of pharmaceuticals, over-the-counter drugs and household products, serving as Group Vice President from 1978 to 1987. From 1964 to 1978, Mr. DeMott was with the Whitehall Laboratories Division of that corporation, and he served as President of that division from 1974 until 1978.

THOMAS J. MARQUEZ, 69, has served as a director of the Company since August 1987. In addition, from August 1987 until May 1990, Mr. Marquez was Chairman of the Board and Chief Executive Officer of the Company. From 1965 to 1979, Mr. Marquez was an officer of Electronic Data Systems, Inc., a computer services company, and he served as a director of that corporation from 1965 to 1984. Since his resignation as an officer of Electronic Data Systems, he has been engaged primarily in personal investment activities and a number of public service projects.

CARLTON E. TURNER, Ph.D., D.Sc., 66, has served as a director of the Company since May 1989 and as President and Chief Executive Officer of the Company since April 1995. In addition, from January 1994 to November 1994, Dr. Turner was Executive Vice President of the Company, and from November 1994 to April 1995, he was Chief Operating Officer of the Company. He was President and Chief Executive Officer of Princeton Diagnostic Laboratories of America, Inc., a biomedical and pharmaceutical testing laboratory, from 1987 through May 1993. He also served as a director of that corporation from 1987 to January 1994. From 1981 through 1987, he was Director of the Drug Abuse Policy Office of the White House, President Reagan's principal advisor on drug abuse policy. From 1970 to 1981, Dr. Turner was a research professor and director of the Research Institute of Pharmaceutical Sciences at the University of Mississippi School of Pharmacy. Dr. Turner serves as a director of Tutogen Medical, Inc., a publicly traded company.

RONALD R. BLANCK, D.O., 65, has served as director of the Company since June 2003. Dr. Blanck, a retired U.S. Army Lt. General, has been the Vice Chairman and partner of Martin, Blanck & Associates, a health care consulting company since June 2006. From August 2000 to June 2006 he was President of the University of North Texas Health Science Center at Fort Worth where he oversaw a growing academic health center that included the Texas College of Osteopathic Medicine, Graduate School of Biomedical Sciences and School of Public Health. Dr. Blanck is a graduate of the Philadelphia College of Osteopathic Medicine and is board certified in internal medicine. He began his military career in 1968 as a medical officer and battalion surgeon in Vietnam. He retired 32 years later as the Surgeon General of the U.S. Army and commander of the U.S. Army Medical Command with more than 46,000 military personnel and 26,000 civilian employees throughout the world.

EDWIN MEESE, III, 75, has served as director of the Company since June 2003. Since 1988, Mr. Meese has held the Ronald Reagan Chair in Public Policy at The Heritage Foundation, a Washington-based public policy research and education institution where he also serves as Chairman of the Center for Legal and Judicial Studies. Additionally, he is a Distinguished Visiting Fellow at the Hoover Institution, Stanford University, California. In addition, Mr. Meese lectures, writes and consults throughout the United States on a variety of subjects. Mr. Meese served as the 75th Attorney General of the United States from February 1985 to August 1988. From January 1981 to February 1985 he held the position of Counsellor to the President. As Attorney General and as Counsellor, Mr. Meese was a member of the President's Cabinet and the National Security Council. He served as Chairman of the Domestic Policy Council and of the National Drug Policy Board. During the 1980 presidential campaign, Mr. Meese served as Chief of Staff and Senior Issues Advisor for the Reagan-Bush Committee. Formerly, Mr. Meese served as Governor Reagan's Executive Assistant and Chief of Staff in California from 1969 through 1974 and as Legal Affairs Secretary from 1967 through 1968. Before joining Governor Reagan's staff in 1967, Mr. Meese served as Deputy District Attorney in Alameda County, California. From 1977 to 1981, Mr. Meese was a professor of Law at the University of San Diego, where he also was Director of the Center for Criminal Justice Policy and Management. In addition to his background as a lawyer, educator and public official, Mr. Meese has been a business executive in the aerospace and transportation industry, serving as Vice President for Administration of Rohr Industries, Inc. in Chula Vista, California. He left Rohr to return to the practice of law, engaging in corporate and general legal work in San Diego County. Mr. Meese is a graduate of Yale University, Class of 1953.and holds a law degree from the University of California at Berkeley. He is a retired Colonel in the United States Army Reserve. He is active in numerous civic and educational organizations.

The Board of Directors recommends that shareholders vote FOR the election of Thomas J. Marquez as a director of the Company.

PROPOSAL TO AMEND THE COMPANY'S
2004 STOCK OPTION PLAN

Introduction

At the annual meeting on May 20, 2004, the shareholders of the Company approved the adoption of the Carrington Laboratories, Inc. 2004 Stock Option Plan (the "Option Plan"). The Option Plan became effective on March 12, 2004 and replaced the Company's 1995 Stock Option Plan as amended. A total of 500,000 shares of Common Stock are reserved for issuance under the Option Plan. A copy of the amended Option Plan as currently in effect is attached to this Proxy Statement as Appendix A. The description in this Proxy Statement of the Option Plan is intended solely as a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Option Plan attached hereto as Appendix A.

Option Plan Amendment

On March 28, 2007, the Board of Directors adopted an amendment to the Option Plan (the "Option Plan Amendment") increasing the number of shares reserved for issuance under the Option Plan from 500,000 to 2,000,000 and increasing the number of shares of Common Stock for which options may be granted to a participant during a calendar year from 50,000 to 300,000. Additionally, the Option Plan Amendment made changes to certain defined terms. At the annual meeting to be held on May 17, 2007, the shareholders will be asked to approve the Option Plan Amendment. The Option Plan Amendment will not be effective unless it is approved by the shareholders. If the shareholders approve the Option Plan Amendment, it will become effective on the date of that approval.

The Option Plan Amendment amends the first sentence of Section 1.03 of the Option Plan as indicated below (the words added by the Option Plan Amendment are in bold type, and the words deleted are struck through):

"Options may be granted by the Company from time to time under the Plan to purchase an aggregate of ~~500,000~~ 2,000,000 shares of the authorized Common Stock."

The Option Plan Amendment also amends the first sentence of the second paragraph in Section 4.01 of the Option Plan as indicated below (the words added by the Option Plan Amendment are in bold type, and the words deleted are struck through):

"The aggregate number of shares of Common Stock for which any Employee may be granted Options under the Plan during any one calendar year shall not exceed ~~50,000~~ 300,000."

Purpose of the Option Plan

The Option Plan is intended to promote the interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected employees, directors and consultants by giving such persons the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

Description of the Option Plan

The Option Plan authorizes the granting to employees of the Company and its affiliates of both incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options to purchase Common Stock. All employees of the Company and its affiliates are eligible to participate in the Option Plan. The Option Plan also authorizes the granting of nonqualified stock options to purchase Common Stock to non-employee directors of the Company and to consultants of the Company and its affiliates. On March 19, 2007, there were 255 employees and six outside directors of the Company who would be eligible to be granted options under the Option Plan. On March 19, 2007, there were no consultants eligible to be granted options under the Option Plan.

The Board of Directors or the Compensation and Stock Option Committee is responsible for the administration of the Option Plan and determines the employees, outside directors and consultants to be granted options, the period during which each option will be exercisable, the number of shares and exercise price of the Common Stock covered by each option and whether an option will be a nonqualified or an incentive stock option. The current members of the Compensation and Stock Option Committee are George DeMott, Chairman, R. Dale Bowerman and Selvi Vescovi.

The term of each option granted to an employee under the Option Plan is determined by the Board of Directors or the Compensation and Stock Option Committee, but in no event may such term exceed 10 years from the date of grant. Unless otherwise stated in an option agreement, the unexpired portion of any option granted to an employee will expire and become null and void no later than the first to occur of: (a) the expiration of 10 years from the date the option is granted, (b) the expiration of 30 days from the date of the optionee's termination of employment with the Company or an affiliate for any reason other than retirement, death or disability, (c) the first anniversary of the optionee's termination of employment with the Company by reason of his death or disability, (d) the third anniversary of the optionee's retirement from the Company or an affiliate, or (e) the second anniversary of the optionee's death following the optionee's retirement from the Company or an affiliate. However, if an employee is terminated on account of fraud, dishonesty or performance of other acts detrimental to the Company or an affiliate, or if following the termination of employment the Company determines that there is cause to cancel the option, the unexpired portion of the option will terminate immediately. The exercise price for the purchase of shares subject to such an option cannot be less than 100% of the fair market value (as defined in the Option Plan) of the Common Stock on the date the option is granted. Furthermore, the exercise price for any incentive stock option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an affiliate must be at least 110% of the fair market value of the Common Stock at the date of the grant. The number of shares covered by each option will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted options covering more than 300,000 shares.

The term of each option granted to an outside director under the Option Plan is determined by the Board of Directors or the Compensation and Stock Option Committee, but in no event may such term exceed 10 years from the date of grant. Unless the option agreement states otherwise, any option granted to an outside director shall remain effective during its entire term regardless of whether such director continues to serve as a director. However, if an outside director is terminated because of such outside director's fraud or intentional misrepresentation or on account of embezzlement, misappropriation or conversion of assets or opportunities of the Company or an affiliate, the unexpired portion of the option will terminate immediately. The purchase price per share of Common Stock under each option granted to an outside director will be the fair market value (as defined in the Option Plan) of such share on the date of grant.

The term of each option granted to a consultant under the Option Plan is determined by the Board or Directors or the Compensation and Stock Option Committee, but in no event may such term exceed 10 years from the date of grant. Unless provided otherwise in an option agreement, the unexpired portion of any option granted to a consultant will expire on the earlier of (a) ten years from the date the option was granted or (b) the first anniversary of the date of the consultant's death. Nonetheless, if a consultant is terminated because of the consultant's fraud, dishonesty or performance of other acts detrimental to the Company or an affiliate, or if, at any time during or after the consultant's performance of services, the Company determines that there is cause to cancel the option, the unexpired portion of the option will terminate immediately. The exercise price for the purchase of shares under each option granted to a consultant will be the fair market value (as defined in the Option Plan) of such share on the date of grant.

Upon exercise of an option, the purchase price must be paid in full in cash or a cash equivalent acceptable to the Compensation and Stock Option Committee. However, at the request of an optionee and to the extent permitted by applicable law, the Company will approve reasonable arrangements with outside directors and their respective brokerage firms (and may in its sole and absolute discretion approve reasonable arrangements with employees and consultants and their respective brokerage firms) under which the optionee may exercise his option by delivering to the Company an irrevocable notice of exercise, together with such documents as the Company requires. Upon receipt of full payment in cash or an acceptable cash equivalent of the purchase price and any other amounts due upon exercise, the Company will deliver to the optionee's brokerage firm one or more certificates representing shares of Common Stock issued in respect of the exercise.

No option granted pursuant to the Option Plan is transferable otherwise than by will and the laws of descent and distribution. Unpurchased shares of Common Stock subject to options that have expired or terminated without being exercised in full are again available for grant under the Option Plan. No fractional shares of Common Stock will be issued or delivered under the Plan and no payment nor other adjustment will be made with respect to any fractional shares.

In the event that the Company effects a split of the outstanding shares of Common Stock or a dividend payable in Common Stock, or that the outstanding Common Stock is combined into a smaller number of shares, the maximum number of shares as to which options may be granted under the Option Plan will be increased or decreased proportionately, and the shares subject to outstanding options and the purchase price per share of such options will be increased or decreased proportionally so that the aggregate purchase price for all the shares then subject to such options will remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including merger, consolidation or sale of assets) of the Company, the Board of Directors of the Company will make such adjustments, if any, as it deems appropriate in the number, purchase price and kind of shares covered by the unexercised portions of options theretofore granted under the Option Plan, to the extent permitted by applicable law.

Upon the occurrence of a "change in control" of the Company, the maturity of all options then outstanding under the Option Plan will be accelerated automatically, so that all such options will become exercisable in full with respect to all shares that have not been previously exercised or become exercisable. No option will be accelerated if the optionee's employment or service terminates prior to the date of a change in control. If an option is not exercised upon a change in control, the Compensation and Stock Option Committee may, in its discretion, cancel any such option and pay the optionee an amount in cash equal to the excess, if any, of the aggregate fair market value of the shares of Common Stock subject to the option as of the date of the change in control over the option's exercise price. Alternatively, the Compensation and Stock Option Committee may provide a replacement option on such terms as it deems appropriate. A "change in control" is defined in the Option Plan and includes certain mergers, consolidations, reorganizations, sales of assets, or a dissolution of the Company, a change in the control of the Board of Directors or the acquisition by a shareholder of 20% or more of the Common Stock of the Company.

Unless sooner terminated, the Option Plan will expire on March 12, 2014. The Board of Directors of the Company may alter, amend or terminate the Option Plan. However, no amendment will become effective without the approval of the shareholders of the Company if the Company (on the advice of counsel) determines that shareholder approval is necessary or desirable. No amendment or termination of the Option Plan may adversely affect the rights of an optionee under an option without the consent of such optionee.

Federal Income Tax Consequences

The following summary is based on an analysis of the Code as currently in effect and existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences, and the federal income tax consequences to an optionee may be either more or less favorable than those described below, depending on individual circumstances. To ensure compliance with Treasury Department Circular 230, optionees are hereby notified that (i) any discussion of U.S. federal tax issues in this memorandum is not intended to be used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code and (ii) optionees should seek advice based on their particular circumstances from an independent tax advisor.

Nonqualified Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Income recognized by optionees who are employees of the Company upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time such income is recognized, and therefore, the Company or one of its affiliates must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. The nonqualified stock options granted under the Option Plan are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee, subject to deduction limitations discussed below.

The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes.

Incentive Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant or the exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for such shares. If the optionee holds such shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, whichever is later, the optionee will recognize capital gain or loss upon sale of the shares received upon such exercise equal to the difference between the amount realized on such sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the purchased shares on the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

The excess of the fair market value of shares on the date of the exercise of an incentive stock option over the option price for such shares is an item of adjustment for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, an optionee may be subject to alternative minimum tax as a result of the exercise.

The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the new deduction limitation described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to the officers for the year exceeds $1 million, unless the compensation is performance-based, is approved by the Company's shareholders and meets certain other criteria. Compensation attributable to a stock option is deemed to satisfy the requirements for performance-based compensation if (1) the grant is made by the Compensation and Stock Option Committee; (2) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and (3) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant. The Plan has been designed to enable options granted by the Compensation and Stock Option Committee to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

In addition, Section 280G of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an "excess parachute payment." Very generally, excess parachute payments arise from certain payments made to disqualified individuals which are in the nature of compensation and are contingent on certain changes in ownership or control of the Company. Disqualified individuals for this purpose include certain employees and independent contractors who are officers, stockholders or highly-compensated individuals. Accelerated vesting of options under the Plan upon a change in ownership or control of the Company could result in excess parachute payments. In addition to the deduction limitation applicable to the Company, a disqualified individual receiving an excess parachute payment is subject to a 20 percent excise tax on the amount thereof.

Application of Code Section 409A. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a Plan that fails to satisfy certain requirements. For purposes of Section 409A of the Code, "nonqualified deferred compensation" includes equity-based incentive programs, including some stock option programs. Generally speaking, Section 409A of the Code does not apply to incentive stock options and nonqualified stock options granted at fair market value if no deferral is provided beyond exercise.

The options granted pursuant to the 2004 Option Plan are designed to be exempt from coverage under Section 409A of the Code. However, if the 2004 Option Plan is administered in a manner that causes options granted under the plan to become subject to Section 409A and the requirements of Section 409A are not satisfied, an optionee could be subject to additional taxes and interest.

Effect of Other Laws. The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents. The U.S. tax consequences associated with the grant of options to nonresident aliens depends upon a number of factors including whether such grant is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of units may also have tax consequences under various state and foreign laws. Since these tax consequences, as well as the federal income tax consequences described above, may vary from person to person depending upon the particular facts and circumstances involved, optionees should consult their own tax advisors with respect to the federal income tax consequences of the grant and exercise of options under the Option Plan, and also with respect to any tax consequences under applicable state and foreign laws.

Recommendation of the Board of Directors

The amendment of the Option Plan is conditioned on, and is of no force or effect unless it receives, approval by the requisite vote of shareholders of the Company. Accordingly, the Board of Directors recommends that the shareholders vote FOR the proposal to approve the amendment increasing the number of shares of Common Stock under the Option Plan from 500,000 to 2,000,000, and to increase the aggregate number of shares of Common Stock for which options can be granted to an employee during a calendar year from 50,000 to 300,000.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

Board Independence

The Board of Directors has determined that, other than Dr. Turner, all of its current directors, including those standing for election at the 2007 annual meeting of shareholders, are "independent" as defined by Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market ("NASDAQ"), as currently in effect.

Board Structure and Committee Composition

The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers and establishes corporate policies. Currently, the Board has seven directors and standing Executive, Audit, Compensation and Stock Option, and Board Governance and Nominating Committees. The membership and function of each committee is described below.

During 2006, the Board of Directors held a total of nine (9) meetings. Each director attended at least 75% of the aggregate of such meetings held during the period in which such director served and the meetings held by all committees on which such director served. The Board of Directors has adopted a policy concerning director attendance at annual meetings of the Company's shareholders. The Board expects all directors to attend annual meetings of the Company's shareholders. All of the directors attended the last annual meeting of shareholders.

Executive Committee

The Board has established an Executive Committee which, with certain exceptions, may exercise all the authority and powers of the Board of Directors in the business and affairs of the Company when the Board of Directors is not in session. The current members of the Executive Committee are Selvi Vescovi (Chairman), George DeMott and Carlton E. Turner, Ph.D., D.Sc. During fiscal 2006, the Executive Committee held six (6) meetings. All committee members attended all meetings held by the Executive Committee during 2006.

Audit Committee

The Board has established an Audit Committee for the purposes of reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; reviewing the results and scope of, and the fees for, the annual audit; reviewing the financial statements and any significant transactions or events and any changes in accounting principles and practices with the independent auditors; and reviewing the internal controls and audit procedures of the Company. The current members of the Audit Committee are R. Dale Bowerman (Chairman), Thomas J. Marquez and Selvi Vescovi.

The Audit Committee works closely with management as well as the Company's independent auditors. A complete description of the Audit Committee's responsibilities is set forth in the Charter of the Audit Committee of the Board of Directors. A current copy of the Audit Committee charter may be found on the Company's website at www.carringtonlabs.com. Click on "Investors/Media" to find the "Corporate Governance" section of the website where the Audit Committee charter is posted.

The Board has determined that R. Dale Bowerman qualifies as an "audit committee financial expert" as defined in recently promulgated rules of the Securities and Exchange Commission. As noted above, the Board of Directors has determined that Mr. Bowerman is an independent director.

During fiscal 2006, the Audit Committee held seven (7) meetings. All committee members attended all meetings held by the Audit Committee during 2006.

Compensation and Stock Option Committee

The Board has established a Compensation and Stock Option Committee which serves as a compensation committee, makes recommendations to the Board with respect to compensation of executive officers of the Company, and is responsible for making grants of stock options under the Company's 2004 Stock Option Plan. The current members of the Compensation and Stock Option Committee are George DeMott (Chairman), R. Dale Bowerman and Selvi Vescovi. During fiscal 2006, the Compensation and Stock Option Committee held one (1) meeting, which was attended by all committee members. A current copy of the Compensation and Stock Option Committee charter may be found on the Company's website at www.carringtonlabs.com. Click on "Investors/Media" to find the "Corporate Governance" section of the website where the Compensation and Stock Option Committee charter is posted.

Board Governance and Nominating Committee

The Board has established a Board Governance and Nominating Committee for the purposes of assisting the Board by identifying individuals qualified to become Board members, advising the Board concerning Board membership, leading the Board in an annual review, and recommending director nominees to the Board. The current members of the Board Governance and Nominating Committee are George DeMott (Chairman), Ronald R. Blanck, D.O., R. Dale Bowerman, Thomas Marquez, Edwin Meese, III and Selvi Vescovi. A current copy of the Board Governance and Nominating Committee charter may be found on the Company's website at www.carringtonlabs.com. Click on "Investors/Media" to find the "Corporate Governance" section of the website where the Board Governance and Nominating Committee charter is posted.

The Board Governance and Nominating Committee has no formal written policy with respect to the consideration of candidates for director, including candidates recommended by shareholders. The Committee believes such a policy is not necessary because the Committee has not limited the sources from which it will receive recommendations for director candidates. To that end, the Committee will consider candidates recommended by shareholders of the Company who are entitled to vote for the election of directors at a shareholder meeting. Such shareholders may do so by sending a written request marked "Confidential" to the Chairman of the Board Governance and Nominating Committee, Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038. Any such request should include information sufficient for the Committee to perform an initial evaluation of a recommended candidate's ability to serve as a director of the Company. The Committee will hold such recommendations until the Committee determines a new director is required. Shareholders who desire their recommendation to be considered in conjunction with the election of new directors, if any, at next year's annual meeting of shareholders should submit their recommendations so they are received not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

Each shareholder recommendation must set forth: (a) the name and address of the shareholder who intends to make the nomination of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The Board Governance and Nominating Committee annually evaluates the need for new members of the Board of Directors. When the Committee determines that new directors may be required, the Committee reviews recommendations previously received by the Committee from all sources, including recommendations from members of the Board of Directors as well as third parties not affiliated with the Company. If the Committee determines that it has no qualified candidates, the Committee will engage third party search firms to identify potential candidates, which firms would be paid market fees for the services they perform. Candidates passing the Committee's initial review are evaluated further through personal interviews and solicitation of third party recommendations. Candidates remaining at this point are then evaluated as to their ability to participate fully in the Board of Directors' schedule of meetings and to confirm their willingness to serve as a director of the Company. Thereafter, the Committee submits its recommendation to the Board of Directors with respect to those candidates the Committee believes should be included in the slate of directors to be recommended for nomination by the Board of Directors at the next annual meeting of shareholders. The Committee would apply this process whether or not the individual being evaluated was initially recommended by a shareholder.

The Board Governance and Nominating Committee seeks to have a diverse Board of Directors comprised of individuals having a broad range of strengths and talents and the majority of whose members are independent of the Company and its management. The Committee believes that individuals recommended by the Committee for nomination to the Board of Directors should, at a minimum, possess sound business experience and judgment and high ethical standards. The Committee also believes that one or more of the Company's directors should possess substantial expertise in the areas of finance, governance and technical knowledge applicable to the industry.

During fiscal year 2006, the Board Governance and Nominating Committee held two (2) meetings. All committee members attended all meetings held by the Board Governance and Nominating Committee during 2006.

Shareholder Communications with the Board

Shareholders interested in communicating with the Board of Directors may do so by writing to Chairman of the Board Governance and Nominating Committee, or Chairman of the Audit Committee, c/o Robert W. Schnitzius, Secretary, Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038. Such communications, which should be marked as "Confidential," will be forwarded on an unopened basis to the addressee upon receipt.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics that applies to the Company's directors, executive officers and employees. A copy of the Company's code of business conduct and ethics may be found on the Company's website at www.carringtonlabs.com. Click on "Investors/Media" to find the "Corporate Governance" section of the website where the code of business conduct and ethics is posted.

AUDIT DISCLOSURE

Independent Auditor

As previously reported in the Company's Proxy Statement for the Annual meeting of Shareholders, on March 29, 2006, Grant Thornton LLP ("Grant Thornton") notified the Company that it declined to stand for reappointment as the Company's independent registered public accounting firm for the year ending December 31, 2006, effective on May 15, 2006. On June 20, 2006, the Company appointed Weaver and Tidwell, L.L.P. ("Weaver and Tidwell"), as its new independent auditor. The decision to appoint Weaver and Tidwell was approved by the Audit Committee. Grant Thornton's report on the financial statements for the Company's fiscal year ended December 31, 2005, and during the subsequent interim period preceding the resignation of Grant Thornton did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. For the Company's fiscal year ended December 31, 2005, and during the subsequent interim period preceding the resignation of Grant Thornton, there was no disagreement between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports. Grant Thornton's letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as Exhibit 16.1 to the Company's Current Report on Form 8-K, dated March 30, 2006.

During the Company's fiscal year ended December 31, 2005, and during the subsequent interim period preceding the resignation of Grant Thornton, the Company did not consult with Weaver and Tidwell regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

The Company expects one or more representatives of Weaver and Tidwell to attend the annual meeting, where they will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they so desire.

Audit Committee Report

The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference in such filing.

The Audit Committee of the Board of Directors is responsible for overseeing the Company's financial reporting process and helping to ensure the reliability of the Company's financial statements. The Board of Directors has adopted a written Charter for the Audit Committee to follow in carrying out this responsibility.

Independence of Audit Committee Members

Each of the three members of the Audit Committee is independent, as that term is defined in Rule 4200(a)(15) of the NASDAQ's listing standards and under applicable law.

Review and Discussions

The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2006, and all matters of importance. It has also discussed with the Company's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 as modified and supplemented (Communication with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors at Weaver and Tidwell L.L.P., as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence, including all matters described in the written disclosures.

The Audit Committee has considered whether Weaver and Tidwell's performance of non-audit services for the Company is compatible with maintaining that firm's independence with respect to the Company and has concluded that the performance of audit and non-audit services by that firm, within the parameters set by the Audit Committee, does not adversely affect its independence.

Recommendation to Include Audited Financial Statements in Annual Report

Based on the reviews and discussions referred to above, and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.
Date: March 27, 2007	AUDIT COMMITTEE

/s/ R. Dale Bowerman
R. Dale Bowerman, Chairman

/s/ Thomas J. Marquez
Thomas J. Marquez

/s/ Selvi Vescovi
Selvi Vescovi

Fees

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm engaged to audit the Company's consolidated financial statements. The policy requires that all services to be provided by the Company's auditor, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Weaver and Tidwell and Grant Thornton during fiscal 2006.

Weaver and Tidwell, .L.L.P. Fees
	2006	2005
Audit Fees	$ 84,600	$ 0
Audit-related Fees	$ 0	$ 0
Tax Fees	$ 27,705	$ 23,468
All Other Fees	$ 0	$ 0

Grant Thornton, LLP Fees
	2006	2005
Audit Fees	$ 18,180	$ 145,852
Audit-related Fees	$ 10,000	$ 13,160
Tax Fees	$ 0	$ 0
All Other Fees	$ 0	$ 0

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 19, 2007, the beneficial ownership of Common Stock of the Company by (i) each director and nominee for director of the Company, (ii) each named executive officer listed in the Summary Compensation Table included elsewhere in this Proxy Statement, and (iii) all directors and executive officers as a group. Except as otherwise indicated, each person named in the table below has sole voting and investment power with respect to all shares indicated as being beneficially owned by him.

	Common Stock Beneficially Owned
Name Directors	Number of Shares	Percent of Class
Ronald R. Blanck, D.O.	110,000 (1)	1.0%
R. Dale Bowerman	187,000 (2)	1.7%
George DeMott	120,000 (3)	1.1%
Thomas J. Marquez	973,408 (4)	8.9%
Edwin Meese, III	110,000 (5)	1.0%
Carlton E. Turner, Ph.D., D.Sc.	496,976 (6)	4.6%
Selvi Vescovi	186,000 (7)	1.7%

Named Executive Officers (excluding directors and Nominees named above) and Group
Robert W. Schnitzius	161,714 (8)	1.5%
Doug Golwas	5,000 (9)	-

All current directors and executive officers as a group (9 persons)	2,350,098 (10)	21.6%

(1)	Includes 110,000 shares that Dr. Blanck has the right to acquire pursuant to options exercisable within 60 days after March 19, 2007.

(2)	Includes 150,000 shares that Mr. Bowerman has the right to acquire pursuant to options exercisable within 60 days after March 19, 2007.

(3)	Includes 110,000 shares that Mr. DeMott has the right to acquire pursuant to options exercisable within 60 days after March 19, 2007.

(4)

Includes 39,300 shares held in a trust controlled by Mr. Marquez, 8,468 shares owned by his wife, and 177,600 shares that he has the right to acquire pursuant to options exercisable within 60 days after March 19, 2007.

(5)	Includes 110,000 shares that Mr. Meese has the right to acquire pursuant to options exercisable within 60 days after March 19, 2007.

(6)	Includes 307,000 shares that Dr. Turner has the right to acquire pursuant to options exercisable within 60 days after March 19, 2007.

(7)	Includes 150,000 shares that Mr. Vescovi has the right to acquire pursuant to options exercisable within 60 days after March 19, 2007.

(8)	Includes 122,000 shares that Mr. Schnitzius has the right to acquire pursuant to options exercisable within 60 days after March 19, 2007.

(9)	Includes 5,000 shares that Mr. Golwas has the right to acquire pursuant to options exercisable within 60 days after March 19, 2007.

(10)	Includes 1,241,600 shares that current directors and executive officers have the right to acquire pursuant to options exercisable within 60 days after March 19, 2007.

EXECUTIVE OFFICERS

The executive officers of the Company are Carlton E. Turner, Ph.D., D.Sc., Robert W. Schnitzius, Doug Golwas and Jose Zúñiga. Biographical information for Dr. Turner is set forth under "Election of Directors" above.

ROBERT W. SCHNITZIUS, 49, has been Chief Financial Officer and Treasurer of the Company since November 1997, Secretary of the Company since May 1998 and a Vice President of the Company since April 2002. From 1996 to 1997, Mr. Schnitzius was the Corporate Controller for Medeva Americas, Inc., a U.S. pharmaceutical company subsidiary of Medeva PLC. From 1991 to 1996, Mr. Schnitzius served with Medeva Pharmaceuticals, Inc., also a pharmaceutical company subsidiary of Medeva PLC, first as Controller (1991 to 1993) and then as Director of Finance (1994 to 1996). From 1983 to 1991, Mr. Schnitzius served as Controller for Shoreline Products, Inc., a boat trailer manufacturer, and from 1978 to 1983, he served as Treasurer of Texas Testing Laboratories, Inc., an engineering testing laboratory.

DOUG GOLWAS, 39, joined the Company in May 2006 as Vice President, Corporate Sales and Marketing, bringing his broad sales and marketing experience for all Carrington product lines and services. He was previously Vice President of Sales, Marketing, Business Development and Customer Operations for Berkshire Corporation, a privately-held global leader in contamination control and removal products servicing the pharmaceutical, medical device, biotechnology and electronics markets. Prior to joining Berkshire in 1998, Mr. Golwas led the international marketing efforts for Kimberly-Clark's Tecnol industrial products under its professional healthcare division. Mr. Golwas holds a B.S. from Texas Tech University and an M.B.A. from the University of Dallas.

JOSE ZÚÑIGA, 38, was elected Vice President, Operations in January 2004. He previously served as Manager for South American Business for the Company since May 2001. In addition, from December 2000 to May 2001, Mr. Zúñiga was Director of Operations of Sabila Industrial, S.A., a Costa Rica subsidiary of the Company, and from September 1994 to June 1999, he was the Plant Engineer of that company. He was the Plant Superintendent of Terrapez, the largest tilapia processing facility of Central America, from June 1999 to December 2000. From March 1992 to August 1994 he served as QC Engineer of Trimpot Electrónicas, an electronics manufacturer. He has a Master of Business Administration degree from Universidad Latina de Costa Rica, and a Bachelor of Science degree in industrial engineering from Universidad Internacional de las Américas in Costa Rica.

All executive officers of the Company are elected annually by the Board of Directors to serve until their respective successors are chosen and qualified or until their earlier death, resignation or removal from office. There are no family relationships between any executive officers or persons chosen to become executive officers.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation of Directors

The Company pays each outside director a quarterly retainer of $2,500 and $2,500 for the Chairman of the Board and $2,000 for all other members for each day or portion thereof spent attending Board meetings. Outside directors who are members of the Executive Committee and Governance Committee each receive $2,000 for each day or portion thereof spent attending these meetings. The Company pays the Chairman of the Audit Committee $2,500 and each outside director who is a member of the Committee $2,000 for each day or portion thereof spent attending these meetings. Outside directors who are members of the Compensation Committee each receive $1,500 a day or portion thereof spent attending these meetings. If any Committee meeting is held on the same day as a Board meeting, Committee members are paid $500 in lieu of their normal Committee meeting fee. The Company also pays each director $500 for participation in Board or Committee conference calls. The Company also reimburses each outside director who does not live in the Dallas, Texas area for travel expenses incurred in attending Board and Committee meetings.

Pursuant to the Company's 2004 Stock Option Plan, nonqualified options to purchase shares of the Company's Common Stock may be granted to outside directors from time to time. Each option granted to an outside director has a term determined by the Compensation and Stock Option Committee, but not greater than ten years, is exercisable in whole or in part at any time during its entire term and remains effective during its entire term, regardless of whether the optionee continues to serve as a director. The purchase price per share of Common Stock covered by each such option is fixed by the Board of Directors or the Compensation and Stock Option Committee and must be equal to or greater than the fair market value per share of Common Stock on the date of grant.

The following chart shows the compensation paid by the Company to each outside director in 2006.

Director Compensation in 2006

Name	Fees earned or paid in cash	Total

Ronald R. Blanck, D.O. (1)	$25,000	$25,000
R. Dale Bowerman (2)	$44,000	$44,000
George DeMott (3)	$87,000	$87,000
Thomas J. Marquez (4)	$41,500	$41,500
Edwin Meese, III (5)	$23,500	$23,500
Selvi Vescovi (6)	$48,500	$48,500

____________________________________
(1)	On December 31, 2006, Dr. Blanck had an aggregate number of 110,000 stock options outstanding.

(2)	On December 31, 2006, Mr. Bowerman had an aggregate number of 150,000 stock options outstanding.

(3)	On December 31, 2006, Mr. DeMott had an aggregate number of 110,000 stock options outstanding.

(4)	On December 31, 2006, Mr. Marquez had an aggregate number of 177,600 stock options outstanding.

(5)	On December 31, 2006, Mr. Meese had an aggregate number of 110,000 stock options outstanding.

(6)	On December 31, 2006, Mr. Vescovi had an aggregate number of 150,000 stock options outstanding.

Compensation Committee Interlocks and Insider Participation

The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board of Directors. During 2006, the Committee was composed of George DeMott (Chairman), R. Dale Bowerman and Selvi Vescovi. All of the persons who served on the Committee during 2006 were and still are outside directors of the Company. No executive officer of the Company served as a director or a member of the compensation committee of another entity, one of whose executive officers either served on the Board of Directors or on the Compensation and Stock Option Committee.

Report of the Compensation and Stock Option Committee

To the Shareholders of Carrington Laboratories, Inc.:

The Compensation and Stock Option Committee has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee shall not be incorporated by reference into any such filings.

The foregoing report is provided by the following directors, who constitute the Committee:

COMPENSATION AND STOCK OPTION COMMITTEE

George DeMott, Chairman
R. Dale Bowerman
Selvi Vescovi

Compensation Discussion and Analysis

This section discusses the principles underlying the Company's executive compensation decisions and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by the Company's executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section.

The compensation of executives is designed to attract, as needed, individuals with the skills necessary for the Company to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the Company's expectations. Compensation for the Company's executives has three primary components - salary, stock option awards and cash incentive bonuses. In addition, the Company provides executives with benefits that are generally available to the salaried employees. The base salary of each of the Company's executives is fixed at a level that enables the Company to hire and retain individuals in a competitive environment and rewards individual performance at a satisfactory level of contribution to the Company's overall business goals. The Company also takes into account the base salaries paid by similarly situated companies in the fields of biotechnology and manufacturing of medical devices and cosmetics and the base salaries of other private and public companies with which the Company believes to compete for talent. The Company uses its cash incentive bonus program in order to align employees' goals with the Company's sales, earnings growth, research and development and working capital objectives for the current year. The Company uses stock options to reward long-term performance; these options are intended to produce significant value for each executive if the Company's performance is outstanding and if the executive has an extended tenure.

The Company views the three components of the executive compensation as related but distinct. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on the Company's view of internal equity and consistency, individual performance and other information deemed relevant. Except as described below, the Company's Compensation and Stock Option Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of the executive team and the need to tailor each executive's award to attract and retain that executive. The Company does not use a compensation consultant.

The Company believes that total compensation and accountability should increase with position and responsibility. Consistent with this philosophy, total compensation is higher for individuals with greater responsibility and greater ability to influence the Company's achievement of targeted results and strategic initiatives. Compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures the Company's long-term success and profitability. The Company considers individual performance relative to goals and expectations set for on individual's position and, where appropriate, the performance of the Company and achievement of corporate objectives when considering to increase or decrease compensation materially.

The Company's Compensation and Stock Option Committee annually reviews the executive officers' cash compensation and share and option holdings to determine whether they provide adequate incentives and motivation to the Company's executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. During 2006, the Committee was composed of George DeMott (Chairman), R. Dale Bowerman and Selvi Vescovi. All of the persons who served on the Committee during 2006 were and still are outside directors of the Company. Compensation and Stock Option Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also the Company's President and Chief Executive Officer. The President and CEO is not present for portions of meetings considering his own salary. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than the Company's President and Chief Executive Officer), the Compensation and Stock Option Committee typically considers the recommendations of the Company's President and Chief Executive Officer.

The Company accounts for the equity compensation expense for employees under the rules of SFAS 123R, which require the Company to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require the Company to record cash compensation as an expense at the time the obligation is accrued. Until the Company achieves sustained profitability, the availability to the Company of a tax deduction for compensation expense is not material to its financial position. The Company structures cash incentive bonus compensation so that it is taxable to the employees at the time it becomes available to them. It is not anticipated that any executive officer's annual cash compensation will exceed $1 million, and the Company has accordingly not made any plans to qualify for any compensation deductions under Section 162(m) of the Internal Revenue Code.

Base compensation

In determining base salaries, the Committee considers the executive's qualifications and experience, scope of responsibilities, the goals and objectives established for the executive, the executive's past performance, internal pay equity and the tax deductibility of base salary. Base salary is largely determined based on the subjective judgment of the Committee, taking into account these factors. However, the Committee may from time to time also consider available executive compensation data of comparable companies in the biotechnology and medical manufacturing industries to establish base salaries that are within the range of those paid to persons holding comparably responsible positions at such companies. In addition, the Committee considers evaluations by the Chief Executive Officer of the individual performance of each executive, other than the Chief Executive Officer, in setting such executive's salary for the year. The performance of the Chief Executive Officer is evaluated by the Chairman of the Board of Directors in collaboration with the Compensation Committee. The Chief Executive Officer's evaluation is also presented to the Board of Directors for its discussion and comment. There were no increases in salary granted to named executive officers during the year due to the losses the Company recorded in 2006.

The Committee has determined as of December 31, 2006, that current salary levels for key Company executives are competitive within the industry.

Equity compensation

The Committee has discretion to grant stock options to executive officers under the Company's 2004 Stock Option Plan. The Committee grants stock options to attract, retain and motivate employees to work toward the long-term success of the Company. The Committee believes that stock options issued under the Company's equity incentive plans create long-term incentives that align the interest of management with the long-term stockholders. In determining the number of options to be granted to executives, the Committee takes into account the individual's position, scope of responsibility, ability to affect profits and shareholder value and the individual's historic and recent performance and the value of stock options in relation to other elements of total compensation. In addition, since the Company believes that profitability is the most useful measure of management's effectiveness in creating value for the stockholders, the Company's profitability in its industry and over the applicable performance measurement periods is also taken into account when determining the number of options to be granted to executives. The Committee typically grants options in the last month of each fiscal year when recommendations for compensation increases are considered, or at the time of hire in certain instances. There was one stock option award granted during 2006 to the Vice President, Sales and Marketing upon his hire. There were no other option awards granted to named executive officers due to the losses the Company recorded in 2006.

Cash incentive bonuses

Yearly cash incentive bonuses for executives are pursuant to authority delegated to the Committee by the Board of Directors on a discretionary basis. Bonus payouts for the year are determined by the Company's financial results for the year relative to predetermined performance measures. Satisfactory individual performance is also a condition to payment. The Committee believes that this mix of performance measures will encourage employees to focus appropriately on improving both top-line sales and bottom-line earnings. There were no cash incentive bonuses allotted during 2006 due to the Company's performance.

Other benefits

We provide our employees, including the executive officers, with a benefit program that the Committee believes is reasonable, competitive and consistent with the objectives of the compensation program of attracting and retaining key executives and managers who are critical to our future success. The Company's executives are eligible to participate in all of the employee benefit plans, such as medical, dental, group life and disability insurance and the 401(k) plan, in each case on the same basis as the other employees. Perquisites are granted to executives for specific reasons, as identified by the Committee or as identified by the CEO and recommend to the Committee. The Company provides Dr. Turner and Mr. Schnitzius with country club memberships to assist in business development and to maintain competitiveness of overall compensation packages. Each receives a Company 401(k) match. Dr. Turner also receives a car allowance and a term life insurance premium contribution from the Company. The amount of these perquisites that each executive received is set forth in the Summary Compensation Table below.

Summary compensation table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company's "principal executive officer," "principal financial officer," and the other highest paid executive officer (its "named executive officers") for the year ended December 31, 2006:

2006 Summary Compensation Table
Name and Principal Position	Year	Salary	Option Awards	All Other Compensation (3)	Total

Carlton E. Turner, Ph.D., D.Sc.,	2006	$375,000	-	$22,981 (4)	$397,981
President and Chief Executive Officer

Robert W. Schnitzius, Vice President & Chief Financial Officer	2006	$184,750	-	$13,258 (5)	$198,008

Doug Golwas(1) Vice President, Corporate Sales and Marketing	2006	$120,967	$22,000 (2)	$4,839 (6)	$147,806

____________________________________

(1)	Doug Golwas was hired as Vice President of Corporate Sales and Marketing in May 2006.
(2)	Represents the fair value as of the date it was granted, in accordance with SFAS 123(R).
(3)

Any amounts shown in this column for car allowances or country club memberships reflect the full incremental cost to the Company of such car allowance or country club membership for such calendar year, however, only a portion of such costs represents a perquisite. The Country club memberships are maintained for business purposes, but may also be used for personal use.

(4)	Includes car allowance of $9,780, 401(k) plan match from the Company of $1,625, country club membership of $6,226, and term life insurance premium contribution of $5,350.
(5)	Includes 401(k) plan match from the Company of $7,390 and country club membership of $5,868.
(6)	401(k) plan match from the Company.

Employment Agreements

The Company does not enter into any contracts of employment with employees including executive officers.

Equity Compensation Plans

The Company has two equity compensation plans, its employee stock purchase plan and its stock option plan, under which shares of the Company's Common Stock were authorized for issuance as of December 31, 2006. As of December 31, 2006, the number of securities to be issued upon exercise of outstanding options totaled 1,700,586 with a weighted average price of $3.37. The number of securities remaining available for issuance under all equity compensation plans excluding the securities to be issued upon exercise of outstanding options noted above total 352,193.

Employee Stock Purchase Plan. The Company maintains the Carrington Laboratories, Inc. Employee Stock Purchase Plan under which employees may purchase Common Stock at a purchase price of 95% of the market price of the Company's common stock on the last business day of each month. The Company has reserved 1,250,000 shares of its common stock for issuance under this Plan. As of December 31, 2006, a total of 991,507 shares had been purchased by employees at prices ranging from $0.77 to $29.54 per share.

Stock Option Plan. The Company also maintains the Carrington Laboratories, Inc. 2004 Stock Option Plan which was approved by the shareholders in 2004. Options are granted at a price no less than the market value of the shares on the date of the grant, except for incentive options to employees who own more than 10% of the total voting power of the Company's Common Stock, which must be granted at a price no less than 110% of the market value. Employee options are normally granted for terms of 10 years. Options to non-employee directors have terms of ten years and are 100% vested on the grant date. The Company has reserved 500,000 shares of Common Stock for issuance under this plan. As of December 31, 2006, options to purchase 93,700 shares were available for future grants under the plan. Employees, non-employee directors, and consultants are eligible to participate in the 2004 Stock Option Plan.

Both incentive stock options and nonqualified stock options are available for grant under the 2004 Stock Option Plan. An optionee who exercises an incentive stock option may qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986. On the other hand, nonqualified stock options do not qualify for such favorable tax treatment. The exercise price of options granted under the 2004 Stock Option Plan may not be less than 100% of the fair market value of our common stock on the grant date. Optionees may pay the exercise price by using cash or a cash equivalent or by broker assisted exercise or other reasonable method with approval of the Company.

The Board of Directors may amend or terminate the 2004 Stock Option Plan at any time. However, amendments to the Plan may require shareholder approval, as determined by the Company on the advice of counsel. The 2004 Stock Option Plan will automatically terminate on March 12, 2014.

401(k) plan

The Company offers a 401(k) plan that allows employees to contribute tax-deferred wages to a retirement savings investment account. The Company matches 100% of the employee's contributions up to the first 3% of their eligible gross earnings and 50% of contributions up to the next 2% of eligible gross earnings made pursuant to the plan.

Grants of plan-based awards

The following table sets forth each equity award granted to the Company's named executive officers during the year ended December 31, 2006.

2006 Grants of Plan-Based Awards
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (1)

Doug Golwas (2) (3)	5/18/06	10,000	$ 3.85	$ 22,000

____________________________________

(1)	Represents the fair value of each stock option as of the date it was granted, in accordance with SFAS 123(R).
(2)	Options granted in 2006 vest at a rate of 50% per year beginning on the first anniversary of the grant date.
(3)	Mr. Golwas' option grant is also reflected in the "Option Awards" column of the Summary Compensation Table.

Outstanding equity awards at fiscal year-end

The following table sets forth information regarding each unexercised option held by each of the Company's named executive officers as of December 31, 2006.

2006 Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date (2)

Carlton E. Turner, Ph.D., D.Sc. President & Chief Executive Officer	138,125 30,000 30,000 40,000 30,000 30,000 25,000 25,000		$4.8125 $2.50 $2.0625 $1.45 $1.05 $4.26 $4.78 $3.86	01/30/2008 12/22/2008 12/16/2009 05/16/2012 12/12/2018 12/10/2013 12/09/2014 12/20/2015

Robert W. Schnitzius Vice President & Chief Financial Officer	30,000 20,000 10,000 10,000 20,000 5,000 10,000 10,000 5,000 2,000		$4.8125 $2.50 $2.0625 $1.3125 $1.05 $1.45 $1.05 $4.26 $4.78 $3.86	01/30/2008 12/22/2008 12/16/2009 12/14/2009 12/07/2011 05/16/2012 12/18/2012 12/10/2013 12/09/2014 12/20/2015

Doug Golwas Vice President Corporate Sales & Marketing		10,000(1)	$3.85	05/18/2016

____________________________________

(1)	Doug Golwas is currently the only named executive officer to not have 100% vested shares. 5,000 shares vest on May 18, 2007, and the remaining 5,000 shares vest on May 18, 2008.
(2)	All options above have a life of 10 years from the date they were granted.

Option repricings

The Company did not engage in any option repricings or other modifications to any of its outstanding equity awards during fiscal year 2006.

Severance

Employment at Carrington of both the named executive officer(s) and all the other employees are "at will." The "at will" status means that employment at the Company is for an indefinite period of time and may be terminated at any time with or without cause being shown by either the employee or the Company. Terminations initiated by the Company for named executive officers will be handled by the Board of Directors, Compensation and Stock Option Committee members and the human resource department. The employee will be advised of the terms of separation and the status of his/her compensation and benefits in accordance with applicable state requirements.

Estimated payments and benefits upon termination

The amount of compensation and benefits payable to each named executive officer in various termination situations is reviewed on a case by case basis subject to the Board of Directors' review of the termination conditions and discretion. As such, there are no potential benefits and/or payments upon employment termination whether voluntary or involuntary that could be estimated accurately. In accordance with SEC regulations, the Company does not report any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms, or operation in favor of the executive officers and which is available generally to all salaried employees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

For the fiscal year ended December 31, 2006, no late reports were filed by any Section 16(a) reporters. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports filed by them with the Securities and Exchange Commission.

SHAREHOLDER PROPOSALS

The 2008 annual meeting of the shareholders of the Company is scheduled to be held on May 15, 2008. Shareholder proposals for inclusion in the Company's proxy materials for the 2008 annual meeting of shareholders must be received by the Company at its office in Irving, Texas, addressed to the Secretary of the Company, no later than 120 days in advance of the date that is one year after this Proxy Statement is first distributed to shareholders, which is120 days prior; provided, that if the 2008 annual meeting of shareholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.

With respect to shareholder proposals that are not intended to be included in the Company's proxy statement, the Bylaws of the Company provide that notice of any such shareholder proposal nominating persons for election to the Board of Directors of the Company must be received at the Company's principal executive office not later than 90 days prior to the annual meeting, and all other shareholder proposals must be received not later than 60 days in advance of the annual meeting if the meeting is to be held within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of the meeting if it is to be held on or after the anniversary of the previous year's meeting.

ANNUAL REPORT

The Company has provided without charge to each person whose proxy is solicited hereby a copy of the Company's 2006 Annual Report, which includes a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission. Additional copies of the 2006 Annual Report, including the Form 10-K, may be obtained without charge upon written request to Maria Mitchell, Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038.

MISCELLANEOUS

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefacsimile, electronic mail and telegram by directors, officers, and employees of the Company, who will receive no additional compensation for such activities. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

By Order of the Board of Directors

/s/ George DeMott
George DeMott
Chairman of the Board

APPENDIX A

CARRINGTON LABORATORIES, INC.
2004 STOCK OPTION PLAN

ARTICLE I

General

Section 1.01. Purpose. It is the purpose of the Plan to promote the interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected Employees, Directors and Consultants by giving such Employees, Directors and Consultants the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

Section 1.02. Definitions. As used herein the following terms have the following meanings:

(a) "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code.

(b) "Board" means the Board of Directors of the Company.

(c) "Code" means the Internal Revenue Code of 1986, as amended.

(d) "Committee" means the Compensation and Stock Option Committee described in Article II hereof.

(e) "Common Stock" means the $0.01 par value Common Stock of the Company.

(f) "Company" means Carrington Laboratories, Inc., a Texas corporation.

(g) "Consultant" means any consultant or advisor of the Company or an Affiliate who is not an Employee or Director, provided that bona fide services are rendered by the consultant or advisor and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

(h) "Director" means a member of the Board.

(i) "Employee" means any employee of the Company or an Affiliate.

(j) "Employee-Director" means an Employee who is a Director.

(k) "Fair Market Value" means (A) the closing sales price of the Common Stock on the date in question (or, if there is no reported sale on such date, then on the last preceding date on which a reported sale occurred), as reported on the NASDAQ Capital Market (if the Common Stock is not listed on a national securities exchange and sales of the Common Stock are regularly reported on such market), or as reported on a national securities exchange (if the Common Stock is listed for trading on such exchange), or (B) the mean between the bid and ask prices of the Common Stock on the date in question (or, if there is no report of such prices on such date, then on the last preceding date on which such prices were reported), as reported by the National Association of Securities Dealers, Inc.

(l) "Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.

(m) "Optionee" means an Employee, Outside Director or Consultant who has been granted an Option under the Plan.

(n) "Outside Director" means a Director who is not an Employee.

(o) "Plan" means this Carrington Laboratories, Inc. 2004 Stock Option Plan.

Section 1.03. Number of Shares. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 2,000,000 shares of the authorized Common Stock. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan.

ARTICLE II

Administration

The Plan shall be administered by the Committee which shall consist of two or more Outside Directors, all of whom are both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and an "outside director" within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Code, or any successor definitions adopted. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan:

(a) The Committee shall designate one of its members as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (as well as any action unanimously approved in writing) shall constitute action by the Committee.

(b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

(c) The Committee shall have full authority, subject to the express provisions of the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating thereto, to determine the terms and provisions of each Option and the form of each option agreement evidencing an Option granted under the Plan and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees, Outside Directors and Consultants to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased. In making such determinations, the Committee may take into account the nature of the services rendered by the Employee, Outside Director or Consultant, his present and potential contributions to the success of the Company's business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

(d) Notwithstanding the authority hereby delegated to the Committee to grant Options under the Plan, the Board also shall have full authority, subject to the express provisions of the Plan, to grant Options under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of Options granted under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan.

(e) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

ARTICLE III

Grants of Options to Outside Directors

Section 3.01. Grants of Options. During the term of the Plan and subject to the express provisions hereof, Options may be granted by the Committee to any Outside Director for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. Options granted to Outside Directors need not be uniform. The Options granted under this Article III shall not be incentive stock options under Section 422 of the Code.

Section 3.02. Price. The purchase price per share of Common Stock under each Option granted under this Article III shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of such Option.

Section 3.03. Option Period and Terms of Exercise of Options. Except as otherwise provided for herein, each Option granted to an Outside Director under the Plan shall be exercisable in whole or in part during such period as the Committee shall determine, which period shall not be longer than ten years from the date of grant of such Option. Unless otherwise provided in the option agreement, any Option granted to an Outside Director shall remain effective during its entire term regardless of whether the Optionee continues to serve as a Director; provided, however, that the otherwise unexpired portion of any Option granted hereunder to an Outside Director shall expire and become null and void immediately upon the termination of such Outside Director's Board membership if such Outside Director ceases to serve on the Board by reason of such Outside Director's (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan to an Outside Director shall confer upon such Director any right to continue as a Director of the Company.

ARTICLE IV

Grants of Options to Employees

Section 4.01. Grants of Options. At any time and from time to time during the term of the Plan and subject to the express provisions hereof, Options may be granted by the Committee to any Employee for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. Options granted to Employees need not be uniform. The Committee, in its discretion, may designate any Option granted to an Employee as an incentive stock option intended to qualify under Section 422 of the Code; provided, however, that the aggregate Fair Market Value of the Common Stock with respect to which incentive stock options granted to an Employee under the Plan (including all options qualifying as incentive stock options pursuant to Section 422 of the Code granted to such Employee under any other plan of the Company or any Affiliate) are exercisable for the first time by such Employee during any calendar year shall not exceed $100,000, determined as of the date the incentive stock option is granted. If an Option that is intended to be an incentive stock option shall be granted and such Option does not comply with the proviso of the immediately preceding sentence, such Option shall not be void but shall be deemed to be an incentive stock option to the extent it does not exceed the limit established by such proviso and shall be deemed a nonqualified stock option to the extent it exceeds that limit.

The aggregate number of shares of Common Stock for which any Employee may be granted Options under the Plan during any one calendar year shall not exceed 300,000.

Section 4.02. Price. The purchase price per share of Common Stock under each Option granted under this Article IV shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted; provided, however, that the purchase price per share of Common Stock under any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the Fair Market Value per share of Common Stock at the date of grant.

Section 4.03. Option Period and Terms of Exercise of Employee Options. Except as otherwise provided herein, each Option granted to an Employee under the Plan shall be exercisable during such period as the Committee shall determine. The option agreement embodying the award of an Option shall set forth the extent to which the Employee shall have the right to exercise the Option following termination of the Employee's employment of the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment. In the event an Employee' option agreement embodying the award of an Option does not set forth such termination provisions, the otherwise unexpired portion of any Option granted to an Employee shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted, (ii) the expiration of 30 days from the date of termination of the Optionee's employment with the Company or an Affiliate for any reason other than his retirement, death or disability (within the meaning of Section 22(e)(3) of the Code), (iii) the expiration of one year from the date of termination of the Optionee's employment with the Company or an Affiliate by reason of his death or disability (within the meaning of Section 22(e)(3) of the Code), (iv) the expiration of three years from the date of termination of such Optionee's employment with the Company or an Affiliate by reason of his retirement, or (v) the expiration of two years from the date of such Optionee's death following the termination of his employment with the Company or an Affiliate by reason of his retirement.

Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any Option granted to an Employee hereunder shall expire and become null and void immediately upon the termination of such Employee's employment with the Company or an Affiliate by reason of such Employee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate, or if, following the termination of the Employee's employment with the Company or an Affiliate, the Company determines that there is good cause to cancel such Option.

Any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant.

Under the provisions of any option agreement evidencing an Option granted to an Employee, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of the Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any such Option.

Section 4.04. Termination of Employment. A transfer of employment among the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of the Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan to an Employee, including an Employee-Director, shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

ARTICLE V

Grant of Options to Consultants

Section 5.01. Grant of Options. At any time and from time to time during the term of the Plan and subject to the express provisions hereof, Options may be granted by the Committee to any Consultant for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. Options granted to Consultants need not be uniform. The Options granted under this Article V shall not be incentive stock options under Section 422 of the Code.

Section 5.02. Price. The purchase price per share of Common Stock under each Option granted under this Article V shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted.

Section 5.03. Option Period and Terms of Exercise of Consultant Options. Except as otherwise provided for herein, each Option granted to a Consultant under the Plan shall be exercisable during such period as the Committee shall determine. Unless the option agreement provides otherwise, the otherwise unexpired portion of any Option granted to a Consultant shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted or (ii) the expiration of one year from the date of the Consultant's death. Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any Option granted to a Consultant hereunder shall expire and become null and void immediately upon the termination of the Consultant's services to the Company or an Affiliate by reason of the Consultant's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate, or if, at any time during or after the performance of the Consultant's services to the Company or an Affiliate, the Company determines that there is good cause to cancel such Option.

Under the provisions of any option agreement evidencing an Option granted to a Consultant, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of the Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any such Option.

Section 5.04. Termination of Consulting Services. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan to a Consultant shall confer upon any Consultant any right to continue as a consultant or advisor of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the services of the Consultant at any time, with or without cause.

ARTICLE VI

Miscellaneous

Section 6.01. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be decreased or increased proportionately. In the event that, before delivery by the Company of all of the shares of Common Stock for which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the shares then subject to such Option shall remain the same as immediately prior to such split, dividend or combination.

In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation or sale of assets) of the Company, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

Subject to Article VI, Section 6.02 of the Plan, and notwithstanding any indication to the contrary in the preceding paragraphs of this Section 6.01, upon the occurrence of a "Change in Control" (as hereinafter defined) of the Company, the maturity of all Options then outstanding under the Plan (other than Options granted under Article V hereof) shall be accelerated automatically, so that all such Options shall become exercisable in full with respect to all shares as to which they shall not have previously been exercised or become exercisable; provided, however, that no such acceleration shall occur with respect to Options held by Optionees whose employment with the Company or an Affiliate shall have terminated prior to the occurrence of such Change in Control. To the extent that an Option is not exercised upon a Change of Control, the Committee may, in its discretion, cancel any such Option and pay to the Optionee an amount in cash equal to the excess, if any, of the aggregate Fair Market Value of the shares of Common Stock subject to the Option as of the date of the Change of Control over the applicable exercise price, or provide for a replacement option with respect to such property and on such terms as it deems appropriate.

For purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

(a) the shareholders of the Company shall approve:

(i) any merger, consolidation or reorganization of the Company (a "Transaction") in which the shareholders of the Company immediately prior to the Transaction would not, immediately after the Transaction, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of all votes to which all shareholders of the corporation issuing cash or securities in the Transaction (or of its ultimate parent corporation, if any) would be entitled under ordinary circumstances in the election of directors, or in which the members of the Company's Board immediately prior to the Transaction would not, immediately after the Transaction, constitute a majority of the board of directors of the corporation issuing cash or securities in the Transaction (or of its ultimate parent corporation, if any),

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions contemplated or arranged by any party as a single plan) of all or substantially all of the Company's assets, or

(iii) any plan or proposal for the liquidation or dissolution of the Company;

(b) individuals who constitute the Company's Board as of March 12, 2004 (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this subparagraph (b), any individual who becomes a Director of the Company subsequent to March 12, 2004, and whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the Incumbent Directors who are Directors at the time of such vote, shall be considered an Incumbent Director; or

(c) any "person," as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Company's Board ("Voting Securities"), in either such case other than as a result of acquisitions of such securities directly from the Company.

Notwithstanding the foregoing, a "Change in Control" of the Company shall not be deemed to have occurred for purposes of subparagraph (c) of this Section 6.01 solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 20% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 20% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than as a result of a stock split, stock dividend or similar transaction), then a "Change in Control" of the Company shall be deemed to have occurred for purposes of subparagraph (c) of this Section 6.01.

Section 6.02. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from March 12, 2004. No Options may be granted after termination of the Plan. The Board may at any time suspend, terminate, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the shareholders of the Company if the Company, on the advice of counsel, determines that such shareholder approval is necessary or desirable. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Options granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect the rights of an Optionee under an Option, except with the consent of such Optionee.

Section 6.03. Payment of Purchase Price; Application of Funds. Upon exercise of an Option, the purchase price shall be paid in full in cash or a cash equivalent acceptable to the Committee; provided, however, that at the request of an Optionee and to the extent permitted by applicable law, the Company shall approve reasonable arrangements with Optionees who are Outside Directors and may, in its sole and absolute discretion, approve reasonable arrangements with one or more Optionees who are Employees or Consultants and their respective brokerage firms, under which such an Optionee may exercise his Option by delivering to the Company an irrevocable notice of exercise, together with such other documents as the Company shall require, and the Company shall, upon receipt of full payment in cash or an acceptable cash equivalent of the purchase price and any other amounts due in respect of such exercise, deliver to such Optionee's brokerage firm one or more certificates representing the shares of Common Stock issued in respect of such exercise. The proceeds of any sale of Common Stock covered by Options shall constitute general funds of the Company.

Section 6.04. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas.

Section 6.05. Nontransferability of Options. An Option granted under the Plan shall not be transferable by the Optionee except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.

Section 6.06. Investment Letter. The Company's obligation to deliver Common Stock with respect to an Option shall be conditioned upon its receipt from the Optionee to whom such Common Stock is to be delivered of an executed investment letter containing such representations and agreements as the Committee may determine to be necessary or advisable in order to enable the Company to issue and deliver such Common Stock to such Optionee in compliance with the Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

Section 6.07. Date of Adoption and Effective Date of the Plan. The Plan shall become effective as of March 12, 2004, the date of its adoption by the Board, provided it is duly approved by the holders of a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of shareholders of the Company duly held in accordance with applicable law within 12 months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

Section 6.08. Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Optionee to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Optionee any withholding obligations with respect to Options under the Plan. In accordance with any applicable administrative guidelines it establishes, the Board may allow an Optionee to pay the amount of taxes required by law to be withheld by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of the Option or (ii) permitting the Optionee to deliver to the Company previously acquired shares of Common Stock, in each case having a Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Option unless and until the applicable tax withholding obligations have been satisfied.

Section 6.09. Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan, and no payment or other adjustment shall be made in respect of any such fractional shares.

Section 6.10. No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to the Company and its Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Options granted hereunder or that such tax treatment will apply or be available to an Optionee on account of participation in the Plan.

Section 6.11. Miscellaneous. Headings are given to the articles and sections of the Plan solely for convenience and to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

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APPENDIX B

Carrington Laboratories, Inc.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.     PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system,

  in its sole discretion, select, retain and, when necessary, replace the Corporation's independent auditors,

  review and appraise the audit efforts of the Corporation's independent accountants,

  pre-approve audit engagement fees, internal control-related fees and permitted non-audit services and fees to be performed for the Company by the external auditor in accordance with the annual pre-approval policy for audit and non-audit engagements, and provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill those responsibilities by carrying out the activities enumerated in Section IV of the Charter.

In discharging its responsibilities, the Audit Committee shall have the power to conduct or authorize investigation into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants or other consultants to assist the Committee. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report of performing other audit, review or attest services for the Corporation and to any counsel, accountants or other consultants retained by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

II.     COMPOSITION

The Audit Committee shall be comprised of three or more directors as affirmatively determined by the Board upon the recommendation of the Board Governance Committee, each of whom shall be an independent director and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Each member of the Audit Committee shall meet all requirements for independence and experience promulgated by the National Association of Securities Dealers, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"), as applicable to the Corporation. The Board shall endeavor to ensure that at least one member of the Audit Committee qualifies as an "audit committee financial expert" under applicable law.

Notwithstanding the preceding paragraph, one director who is not independent and is not a current employee of the Corporation or an immediate family member of such an employee, may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, (i) determines that such director's membership on the Audit Committee is required by the best interests of the Corporation and its shareholders, and (ii) discloses the nature of the relationship and the reasons for that determination in the Corporation's next annual proxy statement subsequent to such determination. Any member appointed to the Audit Committee pursuant to the provisions of this paragraph may not serve longer than two years and may not serve as chairman of the Audit Committee.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board to serve until the next annual organizational meeting of the Board and until their respective successors shall be duly elected and qualified or until their earlier respective death, resignation, disqualification or removal. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

The Audit Committee may form and delegate authority to subcommittees where appropriate. The Audit Committee may delegate one or more designated members of the Audit Committee the authority to grant pre-approvals of non-audit work by the independent auditors in accordance with applicable laws, provided that the decisions of such member or members to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

III.     MEETINGS

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. As part of its job to foster open communication, the Audit Committee should meet not less frequently than quarterly with management (including the chief financial officer and chief accounting officer) and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believes should be discussed privately and to confirm that the independent auditors have had full, free and unrestricted access to all Corporation records, property, personnel and operations during the course of their audits. In addition, the Audit Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Corporation's financial statements.

IV.     RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess the adequacy of this Charter on an annual basis and recommend any proposed modifications to the Board of Directors.

2. Review the Corporation's annual financial statements, related footnotes and any financial reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3. Review with financial management and the independent accountants each Form 10-Q prior to its filing or prior to the release of earnings.

4. Review the Corporation's earnings press releases, financial information and earnings guidance provided to analysts and rating agencies prior to release.

5. Review the principal executive officer's and the principal financial officer's certification of annual and quarterly reports to the SEC.

6. Review management's report on internal control over financial reporting and the external auditor's attestation of the report.

Independent Auditors

7. Exercise its sole discretion in determining the appointment , funding and discharge of the Corporation's independent auditors. The Audit Committee will only enter into agreements for audit services with registered public accounting firms in good standing with the Public Company Accounting Oversight Board.

8. At least annually, (i) obtain from the accountants a formal written statement delineating all of their relationships with the Corporation, consistent with applicable standards promulgated by the Independence Standards Board, and a report on its internal quality control procedures and any significant issues raised by recent internal, peer or governmental reviews, inquiries and/or investigations and (ii) actively engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the accountants' objectivity and independence. The Audit Committee shall also recommend from time to time appropriate action to be taken by the Board to oversee the independence of the accountants.

9. Periodically consult with the independent auditors out of the presence of management about internal control and the fullness and accuracy of the Corporation's financial statements.

10. Review and pre-approve all auditing services, internal control-related services and permitted non-audit services (including fees and terms thereof) to be performed for the Corporation by its independent auditors in accordance with applicable laws.

11. Review a formal written statement, received from the independent auditors annually, of the fees billed for each of the following categories of services rendered by the independent auditors: (i) the audit of the Corporation's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for that fiscal year; and (ii) all other services rendered by the independent auditors for the most recent fiscal year, in the aggregate and by each service.

12. Instruct the independent auditors that the independent auditors are ultimately responsible to, and shall report directly to, the Audit Committee and are to report directly to the Audit Committee any serious difficulties or disagreements with management.

13. Review and discuss reports from the independent auditors on:

  all critical accounting policies and practices to be used;

  all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

  other material written communications between the independent auditor and management.

14. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act and assurance that Section 10A(b) of the Exchange Act has not been implicated.

15. Recommend to the Board policies for the Corporation's hiring of employees or former employees of the independent auditor who were engaged on the Corporation's account.

Financial Reporting Processes

16. In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external.

17. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

18. Consider and recommend to the Board, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

19. With respect to reporting and recommendations:

  to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Commission;

  to review this Charter at least annually and recommend any changes to the full Board; and

  to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate, including recommending to the Board whether the audited financial statements should be included in the Corporation's Form 10-K.

Process Improvement

20. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

21. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

22. Review the scope and approach of the annual audit, including the identification of business and financial risks and exposures, with the independent auditor.

23. Review and resolve any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

24. Review with the independent accountants and management, the extent to which changes or improvements in financial or accounting practices, as approved by the Board, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

25. Periodically evaluate the need for an internal audit function for the Corporation.

26. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

27. Complete an annual performance evaluation of the Audit Committee in accordance with pre-specified guidelines outlined by the Audit Committee and the Board Governance Committee.

Ethical and Legal Compliance

28. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

29. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

30. Approve all related party transactions.

31. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Adopted by Audit Committee on January 24, 2007

[PROXY CARD]

CARRINGTON LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2007

The undersigned hereby appoints Carlton E. Turner, Ph.D., D.Sc., and Robert W. Schnitzius as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Carrington Laboratories, Inc. (the "Company") held of record by the undersigned on March 19, 2007, at the Annual Meeting of Shareholders of the Company to be held on May 17, 2007, at 8:30 a.m. local time, at the Las Colinas Country Club, 4900 North O'Connor Boulevard, Irving, Texas 75062, and at any adjournment(s) thereof. Receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement in connection therewith and of the Company's 2006 Annual Report to Shareholders is hereby acknowledged.

(Continued and to be Signed on Reverse Side)

The directors recommend a vote FOR Items 1 and 2

1.	ELECTION OF DIRECTORS.				Nominee:
	[ ]	FOR nominee listed at right	[ ]	WITHHOLD AUTHORITY	Thomas J. Marquez
		(except as marked to		to vote for nominee
		contrary below)		listed at right

2.	Proposal to amend the Company's 2004 Stock Option Plan
[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEE LISTED IN ITEM 1 ABOVE, FOR ITEM 2 ABOVE, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS THAT COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that the proxies named herein, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

Dated:	, 2007
Signature*

Signature of joint owner*

* NOTE:	When signing on behalf of a corporation, partnership, estate, trust or in any representative capacity, please sign name and title. To vote shares held jointly, each joint owner must sign.